                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                          ACTIVISION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                           3100 OCEAN PARK BOULEVARD
                         SANTA MONICA, CALIFORNIA 90405

                                                                   July 29, 1997

Dear Stockholder:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Activision, Inc. The meeting will be held on Wednesday, September 24, 1997, beginning at 9:00 a.m. at the Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California 90401.

    Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

    It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                          Sincerely,

                                          [SIG]

                                          Robert A. Kotick

                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                                          [SIG]

                                          Brian G. Kelly

                                          SECRETARY

                                     [LOGO]

                           3100 OCEAN PARK BOULEVARD

                         SANTA MONICA, CALIFORNIA 90405

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held September 24, 1997

                            ------------------------

To the Stockholders of Activision, Inc.

    The 1997 Annual Meeting of Stockholders of Activision, Inc. (the "Company") will be held at the Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California 90401, on Wednesday, September 24, 1997 at 9:00 a.m., local time, for the following purposes:

    1. To elect six directors of the Company to hold office for one year terms and until their respective successors are duly elected and qualified.

    2. To adopt an amendment to the Company's 1991 Stock Option and Stock Award Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder.

    3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

    The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

    The Board of Directors of the Company has fixed the close of business on July 28, 1997 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting.

    STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

    YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

                                          By Order of the Board of Directors,

                                          [SIG]

                                          Brian G. Kelly

                                          SECRETARY

July 29, 1997

Santa Monica, California

                                     [LOGO]

                           3100 OCEAN PARK BOULEVARD
                         SANTA MONICA, CALIFORNIA 90405

                            ------------------------

                                PROXY STATEMENT
                                    for the
                         Annual Meeting of Stockholders
                        to be held on September 24, 1997

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Activision, Inc., a Delaware corporation (the "Company"), of proxies from the holders (the "Stockholders") of the Company's issued and outstanding shares of common stock, $.000001 par value per share (the "Common Stock"), to be used at the Annual Meeting of Stockholders to be held on Wednesday, September 24, 1997, at the Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California 90401, at 9:00 a.m., local time, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

    This Proxy Statement and enclosed Proxy Card are first being mailed to the Stockholders of the Company on or about July 29, 1997.

    At the Annual Meeting, the Stockholders will be asked to consider and vote upon the following proposals (the "Proposals"):

    1. The election of six directors of the Company ("Directors") to hold office for one year terms and until their respective successors are duly elected and qualified.

    2. To adopt an amendment to the Company's 1991 Stock Option and Stock Award Plan (the "Employee Stock Plan") to increase the number of shares of the Company's Common Stock reserved for issuance thereunder.

    3.  Such other business as may properly come before the Annual Meeting.

    Only the holders of record of the Common Stock at the close of business July 28, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters. As of the Record Date, 14,313,113 shares of Common Stock were outstanding.

    A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. A plurality of all the votes cast at the Annual Meeting is sufficient to elect a Director (Proposal 1). The affirmative vote of stockholders owning at least a majority of all outstanding shares of Common Stock voting on the proposal is required for approval of Proposal 2. Abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote on Proposal 2.

    The Common Stock represented by all properly executed Proxy Cards returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all of the Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed Proxy Cards returned to the Company will be voted by the persons named therein in accordance with their best judgment. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

    Effective August 3, 1992, the Company effected a one-for-ten reverse stock split of its outstanding Common Stock and, effective at the close of business on October 20, 1993, the Company implemented a one-for-three reverse stock split of its outstanding Common Stock. All figures in this Proxy Statement relating to outstanding shares and historical share issuances reflect such reverse stock splits.

    In order that your shares of Common Stock may be represented at the Annual Meeting, you are requested to:

    --  indicate your instructions on the Proxy Card;

    --  date and sign the Proxy Card;

    --  mail the Proxy Card promptly in the enclosed envelope; and

    -- allow sufficient time for the Proxy Card to be received on or before 11:00 a.m. on September 15, 1997.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    Six Directors are to be elected to serve until the Company's next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the six nominees listed below, all of whom are presently members of the Board. Each nominee has consented to be named in this Proxy Statement and to serve as a Director if elected. However, if any nominee shall become unable to stand for election as a Director at the Annual Meeting, an event not now anticipated by the Board, the proxy will be voted for a substitute designated by the Board or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of nominees available. All Directors serve for one year terms. There is no family relationship between any nominee and any other nominee or Executive Officer of the Company.

DIRECTORS/NOMINEES

    The names of the nominees, and certain information about them (including their terms of service), are set forth below:

                                                                                                    DIRECTOR
NAME OF NOMINEE                          AGE     PRINCIPAL OCCUPATION                                 SINCE
------------------------------------     ---     -------------------------------------------------  ---------
Harold A. Brown.....................  45         Partner, Gang Tyre Ramer & Brown, Inc.               1996
Barbara S. Isgur (1) (2)............  55         Sr. Vice President, Stratagem                        1991
Brian G. Kelly......................  34         President, Chief Operating Officer and               1995
                                                   Secretary of the Company
Robert A. Kotick....................  34         Chairman and Chief Executive Officer of the          1991
                                                   Company
Steven T. Mayer (1) (2).............  52         Consultant                                           1991
Robert J. Morgado...................  54         Chairman, Maroley Media Group                        1997

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

    MR. BROWN has been a director of the Company since November 1996. Mr. Brown is a partner in the law firm of Gang, Tyre, Ramer & Brown, Inc. He has been with Gang, Tyre, Ramer & Brown since 1976 and a principal since 1980. He graduated Order of the Coif from Boalt Hall (UC Berkeley) Law School in 1976. Since 1984, he has served as Executive Director of the Entertainment Law Institute at the University of Southern California and has been a member of the Board, Treasurer and Chairman of the Finance and Audit Committee of the Geffen Playhouse since 1996. In addition, Mr. Brown has been a member of the Hebrew Union College Los Angeles Board of Overseers since 1994. Gang, Tyre, Ramer & Brown, Inc. has from time to time performed legal services for the Company.

    MS. ISGUR has been a director of the Company since February 1991. She is a Senior Vice President of Stratagem, an investment banking firm specializing in the software industry, and has held such position since September 1993. Ms. Isgur also served as President of BSI Consulting from 1990 to 1993. She served as a Vice President of Needham & Co., a high technology investment banking firm, from 1989 to 1990. During 1988, Ms. Isgur served as a Vice President at Manufacturers Hanover Securities. From 1985 to 1988, she was a principal of D.H. Brown Associates. Ms. Isgur was a Vice President and microcomputer industry analyst at Paine Webber, Incorporated from 1981 to 1985. Ms. Isgur is a member of the Audit Committee and the Compensation Committee of the Board.

    MR. KELLY has been a director of the Company since July 1995. He has served as Secretary of the Company since May 1991, Chief Operating Officer since July 1995 and President since July 1997. He also served as Chief Financial Officer of the Company from February 1991 until July 1995. Mr. Kelly served as Vice President-Finance of International Consumer Technologies Corporation ("ICT") from December 1990 to January 1995 and as director of ICT from February 1994 to January 1995. In January 1995, ICT was merged with and into a subsidiary of the Company. From September to December 1990, he served as Vice President-Finance of Leisure Concepts, Incorporated. Mr. Kelly served in various capacities, most recently as Vice President-Finance and Administration, of Vista Organization, Ltd., a motion picture production company, from 1987 to 1990. From 1984 to 1987, Mr. Kelly was employed by Peat Marwick Main & Co. Mr. Kelly holds a bachelor degree in accounting from Rutgers University, is a certified public accountant, and holds a law degree from the Fordham University School of Law.

    MR. KOTICK has been a Director, Chairman of the Board and Chief Executive Officer of the Company since February 1991. Mr. Kotick was Chairman and Chief Executive Officer of Leisure Concepts, Incorporated, a public company in the licensing and merchandising business, from June 1990 to December 1990. He was also a founder of ICT and acted as its President as well as a director from its inception in 1986 to January 1995.

    MR. MAYER has been a Director of the Company since February 1991. Mr. Mayer is an independent multimedia consultant to a number of major corporations. From 1984 until December 1992, Mr. Mayer was Chairman of the Board of Digital F/X, Incorporated, a manufacturer of video production equipment. Mr. Mayer was a founder of Atari Corporation in 1973, and served as a Division President of Warner Communications-Entertainment Software until 1985, when he left to start Take One Partners, Incorporated, the predecessor to Digital F/X. Mr. Mayer is a member of the Audit Committee and the Compensation Committee of the Board.

    MR. MORGADO has been a Director of the Company since February 1997. Mr. Morgado is Chairman of Maroley Media Group, a media entertainment investment company he established in 1995. From 1985 to 1995, he was the Chairman and Chief Executive Officer of the Warner Music Group, Inc. Mr. Morgado serves on the Board of Trustees of the New School for Social Research and is the Chairman of the Board of Governors of the Mannes College of Music. Mr. Morgado also is Chairman of the Board of World Communications, Inc., a position he has held since January 1997; he also has been a member of the Boards of Nest Entertainment since January 1996, Berkshire Bank since January 1989 and United Medical Enterprises since April 1996.

              THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION
                         OF EACH NOMINEE FOR DIRECTOR.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The Board held seven meetings and acted two times by unanimous written consent during the Company's full fiscal year ended March 31, 1997. In such fiscal year, each incumbent Director attended all of the meetings of the Board and of each committee thereof of which he or she was a member, except that Barbara Isgur did not attend one Board meeting.

    The Board has established an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

    The Audit Committee is composed of Ms. Isgur and Mr. Mayer. The function of the Audit Committee is to recommend to the Board the independent public accountants to be engaged by the Company and to review the Company's general policies and procedures with respect to audits and accounting and financial controls, the scope and results of the auditing engagement and the extent to which the Company has implemented changes suggested by the internal audit staff and the independent public accountants. The Audit Committee also reviews the terms of material related party transactions. No member of the Audit Committee is an employee of the Company. The Audit Committee met twice during the fiscal year ended March 31, 1997.

    The Compensation Committee is composed of Ms. Isgur and Mr. Mayer. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy. The Compensation Committee also serves as the committee to administer the Company's Employee Stock Plan. No member of the Compensation Committee is an employee of the Company. The Compensation Committee met once during the fiscal year ended March 31, 1997. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" and "Compensation Committee Report on Executive Compensation."

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

    None of the Executive Officers of the Company are related, and each holds office at the pleasure of the Board. As of July 28, 1997, the Executive Officers and certain key employees of the Company were as set forth below.

EXECUTIVE OFFICERS

    JOHN T. BAKER, IV, 37, has served as Senior Vice President, Corporate Development since July 1997 and Vice President, Operations, Administration and Planning from October 1995 to July 1997. From 1992 to 1995, Mr. Baker was employed with Robertson Ceco Corporation, most recently as Senior Vice President, Finance and Administration of its Metal Buildings Group. Prior to that, Mr. Baker was engaged in principal investing, from 1990 to 1992 as a Vice President at Sixx Holdings, Inc. and from 1988 to 1992 as a Vice President of The Thompson Company. Mr. Baker holds a Bachelor of Business Administration degree from the University of Wisconsin and a Master of Business Administration degree from Harvard University.

    LAWRENCE GOLDBERG, 38, has served as Senior Vice President, Business Affairs and General Counsel since July 1997 and Vice President, Business Affairs and General Counsel from August 1994 to July 1997. Mr. Goldberg was an attorney at Rosenfeld, Meyer and Susman from 1986 to 1994 and a principal from 1991 to 1994. From 1984 until 1986, Mr. Goldberg was an attorney at O'Melveny & Myers. Mr. Goldberg received his law degree from the University of California at Los Angeles and he holds a Bachelor of Science degree in industrial and labor relations from Cornell University.

    BRIAN G. KELLY, President since July 1997, Chief Operating Officer since July 1995 and Secretary since May 1991. Biographical information regarding Mr. Kelly is set forth under "Nominees for Election as Directors."

    ROBERT A. KOTICK, Chairman of the Board and Chief Executive Officer since February 1991. Biographical information regarding Mr. Kotick is set forth under "Nominees for Election as Directors."

    BARRY J. PLAGA, 35, has served as Senior Vice President and Chief Financial Officer since July 1997, Vice President, Finance of the Company from February 1991 to July 1997 and Chief Accounting Officer from March 1992 to July 1997. In addition, Mr. Plaga was Controller of ICT and Disc Company, Inc. ("TDC"), a former wholly owned subsidiary of ICT, from January 1991 until January 1995. Prior to joining ICT, Mr. Plaga was Chief Financial Officer of RMED International from April to December, 1990. Prior to his employment at RMED, Mr. Plaga was Chief Financial Officer and Secretary of Strategic Mortgage Investments, Inc., for whom he served in various capacities from 1987. Mr. Plaga is a certified public accountant and holds a Bachelor of Science degree in accounting and a Master of Accounting degree from the University of Southern California.

OTHER KEY EMPLOYEES

    STEPHEN E. CRANE, 43, has served as Vice President, Production since July 1997 and Vice President of Technology from August 1995 to July 1997. From 1994 to 1995, Mr. Crane was the Vice President of Development of Knowledge Adventure, Inc., a publisher of educational computer games and CD-ROM reference products for children. From 1992 to 1994, he served as Director of 3DO Development at Electronic Arts, Inc. and from 1987 to 1992 he was the Director of Desktop Products at Digital F/X Incorporated. Mr. Crane was a post-doctoral fellow at Caltech in the Department of Chemistry and Chemical Engineering. He holds a doctorate degree in geophysics from the University of California at San Diego and a bachelor of science degree in earth and planetary sciences from the Massachusetts Institute of Technology.

    BRADLEY CRYSTAL, 37, has served as Vice President, OEM Sales since July 1997 and as Director of OEM Sales from March 1995 to July 1997. From 1984 to 1995, he was employed by Apple Computer, Inc. where he held various positions in marketing and field sales. Mr. Crystal holds a B.A. in political science from Stanford University.

    ROBERT J. DEWAR, 42, has served as Senior Vice President, International since July 1997 and Managing Director of the Company's European operations since October 1996. From 1989 to 1996, Mr. Dewar was employed with Electronic Arts, most recently as Vice President and Chief Operating Officer of Electronic Arts Europe. From 1987 to 1989, Mr. Dewar was the Finance and Operational Director at Mirrorsoft, the software publishing arm under the Maxwell Communication Corporation. From 1985 to 1987, Mr. Dewar worked as the Financial and Operational Director for Nationwide Refrigeration Supplies. Mr. Dewar holds a degree in Business Studies and Economics from Dundee University and qualified as a Chartered Accountant in 1983.

    ALAN R. GERSHENFELD, 34, has served as Senior Vice President, Studios since July 1997, Vice President of Production from October 1994 to July 1997 and Vice President of Creative Affairs from August 1993 to July 1997. From 1992 to 1993, Mr. Gershenfeld was the Associate Director for Programming/Director of Screenwriting Competition for Philadelphia Festival of World Cinema and from 1989 to 1991 he was a post-production/delivery supervisor at Edward R. Pressman Film Corp. Mr. Gershenfeld holds a bachelor degree in international relations from Swarthmore College.

    ERIC A. JOHNSON, 33, has served as Senior Vice President, North American Marketing since July 1997 and Vice President of Marketing from November 1994 to July 1997. He previously served as the Senior Vice President of Activision Merchandising and Licensing, Vice President of the Company's Creative Services Division and General Manager of Activision Merchandising and its predecessor operation at TDC, since 1989. From 1984 to 1989, Mr. Johnson was a partner in Select Hotel Management, where he developed hotel properties throughout Michigan. Mr. Johnson holds a bachelor degree in economics from the University of Michigan.

    MITCHELL H. LASKY, 35, has served as Senior Vice President, Studios since July 1997 and Vice President, Business Development from April 1996 to July 1997. From 1995 to 1996, Mr. Lasky was founder and Chief Executive Officer of Serum, a start-up developer of multiplayer internet games. From 1993 to 1995, Mr. Lasky was a Senior Counsel for Disney Interactive. From 1988 to 1993, he was an attorney for Irell & Manella. Mr. Lasky received his law degree from the University of Virginia and he holds a Bachelor of Arts degree in history and literature from Harvard University.

    RONALD L. SCOTT, 36, has served as Senior Vice President, North American Sales since July 1997 and as Vice President of North and Latin American Sales and Distribution from July 1996 to July 1997. From 1987 until 1996, Mr. Scott served in various capacities with The Nestle Food Company, most recently as Director of Business Development. From 1984 until 1987, Mr. Scott was employed by The Proctor and Gamble Distributing Co. Mr. Scott holds a bachelor degree in economics and mathematics from Occidental College.

    WILLIAM S. SWARTZ, 32, has served as Managing Director of Activision Japan Ltd. since 1992 and Director of Marketing for Activision Japan Ltd. from 1990 to 1992. From 1987 to 1990, Mr. Swartz was Marketing Director of Koei Corporation. Mr. Swartz holds a bachelor of arts degree in history from Duke University.

    WOLFRAM VON EICHBORN, 37, has served as Managing Director of Activision Germany GMBH since June 1997. From 1996 to 1997, Mr. von Eichborn was founder and Managing Director of Take Us! Marketing GMBH which was merged into and with a subsidiary of Activision Germany GMBH in June 1997. From 1993 to 1996, he served as Managing Director of Electronic Arts GMBH and from 1991 to 1993, was founder and Managing Director of Selling Points GMBH.

    JOHN WATTS, 39, has served as Managing Director of Activision Australia Pty Ltd. since October 1993. From July 1992 to October 1993, Mr. Watts served as Director of Sales and Marketing for Winns Australia, and from March 1990 to July 1992, he was Director of Sales of Fox Video Pty Ltd. -- South Pacific.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of July 28, 1997, with respect to the beneficial ownership of the Company's common stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) each Director and nominee; (iii) each Executive Officer named in the Summary Compensation Table below; and (iv) all Executive

Officers and Directors as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by him or it.

                                                                                SHARES BENEFICIALLY OWNED
                                                                                           (1)
                                                                                --------------------------
                                                                                                PERCENT
BENEFICIAL OWNER AND ADDRESS                                                      AMOUNT       OF CLASS
------------------------------------------------------------------------------  -----------  -------------
Robert A. Kotick (2)..........................................................    1,889,698        11.0%

Howard E. Marks (3)...........................................................    1,656,820        11.0%
  615 N. Arden Drive
  Beverly Hills, CA 90210

J&W Seligman & Co. Incorporated...............................................    1,252,800         8.8%
  100 Park Avenue
  New York, NY 10017

Stephen A. Wynn...............................................................    1,000,000         7.0%
  c/o Mirage Resorts, Incorporated
  Corporate Offices
  3400 Las Vegas Blvd. South
  Las Vegas, NV 89109

Brian G. Kelly (4)............................................................    1,086,592         5.7%

Barry J. Plaga (5)............................................................      133,171        *

Steven T. Mayer,
  Director (6)................................................................       65,095        *

Barbara S. Isgur,
  Director (6)................................................................       51,321        *

Harold A. Brown,
  Director (7)................................................................       20,000        *

Robert J. Morgado,
  Director (7)................................................................       20,000        *

All Directors and Executive Officers
  as a Group (9 persons)......................................................    3,466,452        17.9%

------------------------

(1) Percent of Class, except with respect to Messrs. Kotick, Kelly, Marks, Plaga and all Directors and Executive Officers as a Group, was computed based on 14,313,113 shares of Common Stock outstanding as of July 28, 1997, which does not assume the exercise of any outstanding Director or employee warrants or options. Percent of Class with respect to Messrs. Kotick, Kelly, Marks, Plaga and all Directors and Executive Officers as a Group was computed based on 14,313,113 shares of Common Stock outstanding as of July 28, 1997 and, in each such person's case, the number of shares of Common Stock issuable upon the exercise of the warrants or options held by such individual or, in the case of all Directors and Executive Officers as a Group, the number of shares of Common Stock issuable upon the exercise of the warrants or options exercisable within 60 days held by all such individuals, but does not include the number of shares of Common Stock issuable upon the exercise of any other outstanding Director or employee warrants or options.

(2) Includes (i) 582,155 shares issuable upon the exercise of options exercisable within 60 days held by such individual pursuant to the Employee Stock Plan, (ii) 256,666 shares issuable upon the exercise of options not exercisable within 60 days held by such individual pursuant to the Employee Stock Plan, (iii) 110,414 shares issuable upon the exercise of currently exercisable options issued to such individual as part of the January 1995 merger with ICT in exchange for options to purchase shares of ICT stock previously held by such person, and (iv) 37,481 shares owned directly by Delmonte Investments, L.L.C., of which such individual is a controlling person.

(3) Includes (i) 496,795 shares issuable upon the exercise of options exercisable within 60 days held by such individual pursuant to the Employee Stock Plan, and (ii) 31,240 shares issuable upon the exercise of options not exercisable within 60 days held by such individual pursuant to the Employee Stock Plan, and (iii) 128,224 shares issuable upon the exercise of currently exercisable options issued to such individual as part of the January 1995 merger with ICT in exchange for options to purchase shares of ICT stock previously held by such person. Until July 1997, Mr. Marks was a director and Executive Officer of the Company.

(4) Includes (i) 536,795 shares issuable upon the exercise of options exercisable within 60 days held by such individual pursuant to the Employee Stock Plan, (ii) 234,226 shares issuable upon the exercise of options not exercisable within 60 days held by such individual pursuant to the Employee Stock Plan, (iii) 246,800 shares issuable upon the exercise of currently exercisable options issued to such individual as part of the January 1995 merger with ICT in exchange for options to purchase shares of ICT stock previously held by such person, and (iv) 37,481 shares owned directly by Delmonte Investments, L.L.C., of which such individual is a controlling person.

(5) Includes (i) 48,228 shares issuable upon the exercise of options exercisable within 60 days held by such individual pursuant to the Employee Stock Plan and (ii) 17,000 shares issuable upon the exercise of options not exercisable within 60 days held by such individual pursuant to the Employee Stock Plan.

(6) Includes (i) 28,667 shares issuable to each of Ms. Isgur and Mr. Mayer upon the exercise of warrants exercisable within 60 days and (ii) 8,000 shares issuable to each of Ms. Isgur and Mr. Mayer upon the exercise of warrants not exercisable within 60 days held by each such individual.

(7) Includes 20,000 shares issuable to each of Mr. Brown and Mr. Morgado upon the exercise of warrants not exercisable within 60 days held by each such individual.

*   Percent of Class less than 1%.

                      COMMON SHARE PRICE PERFORMANCE GRAPH

    The graph below compares the Company's cumulative total stockholder return on its common stock in the period from April 1, 1992, through March 31, 1997, with the total cumulative return of the NASDAQ Market Index and Hambrecht & Quist High Technology Index over the same period.

    The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company's common stock.

    The graph below shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 as amended, or under the Securities Exchange Act of 1934 as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ACTIVISION    NASDAQ     H&Q TECHNOLOGY
3/31/92        $100.0      $100.0            $100.0
3/31/93        $640.0      $114.3            $108.8
3/31/94      $1,840.0      $123.1            $120.4
3/31/95      $1,280.0      $135.4            $155.3
3/31/96      $2,800.0      $182.4            $213.3
3/31/97      $2,400.0      $202.3            $272.3

                  DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

COMPENSATION OF DIRECTORS

    Each Director who was not an employee of the Company was compensated at the rate of $10,000 per year for his or her regular services as a Director, with an additional $1,000 for each Board meeting attended in person, $750 for each Board meeting attended via conference telephone, $750 for each meeting of a committee of the Board of which such Director is a member attended in person and $500 for each meeting of a committee of the Board of which such Director is a member attended via conference telephone.

    In November 1996 and February 1997, respectively, Mr. Brown and Mr. Morgado were granted warrants to purchase 16,667 shares of the Company's Common Stock at $11.80 per share; 25% of such warrants vest on the first anniversary of the date of grant, and 12.5% of such warrants vest every six months thereafter. In addition, in February 1997, Mr. Brown and Mr. Morgado each were granted warrants to purchase 3,333 shares of the Company's Common Stock at $11.80 per share; such warrants vest 20% per annum beginning on the first anniversary of the date of grant.

EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1997, 1996 and 1995, of those persons who were at March 31, 1997 (i) the Chief Executive Officer of the Company and (ii) the Company's three other most highly compensated Executive Officers whose salary and bonus exceeded $100,000 (collectively, the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM
                                                                                                       COMPENSATION
                                                                                                       -------------
                                                                               ANNUAL COMPENSATION      SECURITIES
                                                                   FISCAL    ------------------------   UNDERLYING
                  NAME AND PRINCIPAL POSITION                       YEAR      SALARY(1)      BONUS      OPTIONS (#)
----------------------------------------------------------------  ---------  -----------  -----------  -------------
Robert A. Kotick                                                       1997  $   192,975      --             62,821
  Chairman of the Board and                                            1996      175,000      --            576,000
  Chief Executive Officer                                              1995      164,455      --            175,000

Howard E. Marks(2)                                                     1997  $   176,475      --             58,021
  Executive Vice President and Director                                1996      160,000      --            533,000
                                                                       1995      149,814      --            105,000

Brian G. Kelly                                                         1997  $   176,475      --             58,021
  President, Chief Operating Officer,                                  1996      160,000      --            533,000
  Secretary and Director                                               1995      152,724      --            155,000

Barry J. Plaga                                                         1997  $   137,829      --             40,228
  Senior Vice President and                                            1996      104,500      --             10,000
  Chief Financial Officer                                              1995       94,500      --            --

------------------------

(1) Includes deferrals for Section 401(k) Plan.

(2) Mr. Marks resigned as an Executive Officer and Director of the Company in July 1997.

    The following table sets forth information regarding individual grants of options to purchase the Company's Common Stock during the Company's 1997 fiscal year to each of the Named Executives. All such grants were made pursuant to the Company's Employee Stock Plan. In accordance with the rules of the Securities Exchange Commission ("SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective ten year option terms. In instances where the exercise price of the option grants was higher than the market price of the Company's Common Stock on the date of grant, the market price was used to calculate hypothetical gains, and in many instances, resulted in no hypothetical gain. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock. The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of the stock price.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                                             ANNUAL
                                                                                              RATES OF STOCK PRICE APPRECIATION FOR
                                                            INDIVIDUAL GRANTS                      OPTION TERM OF 10 YEARS (6)
                                              ---------------------------------------------   -------------------------------------
                                                        % OF TOTAL
                                                         OPTIONS                                     5%                  10%
                                                        GRANTED TO   EXERCISE                 -----------------   -----------------
                                              OPTIONS   EMPLOYEES     OR BASE                 PRICE               PRICE
                                              GRANTED   IN FISCAL      PRICE     EXPIRATION    PER    AGGREGATE    PER    AGGREGATE
NAME                                            (#)      YEAR (1)    ($/SHARE)      DATE      SHARE     VALUE     SHARE     VALUE
--------------------------------------------  -------   ----------   ---------   ----------   ------  ---------   ------  ---------
Robert A. Kotick............................  35,000       1.8%      $13.00(2)     4/01/06    $21.18  $ 286,300   $33.72  $ 725,200
                                              12,821       0.7%      $11.05(3)     7/17/06    $18.00  $  89,106   $28.66  $ 225,778
                                              15,000       0.8%      $10.56(4)    12/20/06    $17.20  $  99,600   $27.39  $ 252,450

Howard Marks................................  30,200       1.6%      $13.00(2)     4/01/06    $21.18  $ 247,036   $33.72  $ 625,744
                                              12,821       0.7%      $11.05(3)     7/17/06    $18.00  $  89,106   $28.66  $ 225,778
                                              15,000       0.8%      $10.56(4)    12/20/06    $17.20  $  99,600   $27.39  $ 252,450

Brian G. Kelly..............................  30,200       1.6%      $13.00(2)     4/01/06    $21.18  $ 247,036   $33.72  $ 625,744
                                              12,821       0.7%      $11.05(3)     7/17/06    $18.00  $  89,106   $28.66  $ 225,778
                                              15,000       0.8%      $10.56(4)    12/20/06    $17.20  $  99,600   $27.39  $ 252,450

Barry J. Plaga..............................   8,433       0.4%      $13.00(2)     4/01/06    $21.18  $  68,982   $33.72  $ 174,732
                                               1,795      --         $11.05(3)     7/17/06    $18.00  $  12,745   $28.66  $  31,610
                                              15,000       0.8%      $10.20(5)     7/16/06    $16.61  $  96,150   $26.46  $ 243,900
                                              15,000       0.8%      $10.56(4)    12/20/06    $17.20  $  99,600   $27.39  $ 252,450

------------------------

(1) Under the Employee Stock Plan, options to purchase an aggregate of approximately 1,941,000 shares of the Common Stock were granted during the fiscal year ended March 31, 1997 and options to purchase approximately 5,178,000 shares of the Common Stock were outstanding as of March 31, 1997. No stock appreciation rights were granted to any of the Named Executives during the last fiscal year.

(2) Stock options were granted at an exercise price equal to the low bid price of the Company's Common Stock on April 1, 1996. The options vest ratably in equal installments over a five year period beginning on the first anniversary date after the date of grant.

(3) Stock options were granted at an exercise price greater than the low bid price of the Company's Common Stock on July 17, 1996 and vested in full on such date.

(4) Stock options were granted at an exercise price greater than the low bid price of the Company's Common Stock on December 20, 1996 and vested in full on such date.

(5) Stock options were granted at an exercise price greater than the low bid price of the Company's Common Stock on July 16, 1996 and vest in full on November 1, 1997.

(6) Based on 14,144,895 shares of Common Stock outstanding as of March 31, 1997 and the low bid price as of such date of $10.50 per share, holders of Common Stock as of such date would realize hypothetical gains over the ten year period comparable to the option terms reflected in the above table of $93,404,309, assuming a 5% annualized stock appreciation rate, and $236,704,857, assuming a 10% annualized stock appreciation rate.

    Shown below is further information with respect to the unexercised options to purchase shares of the Common Stock granted prior to the fiscal year ending March 31, 1997 and under the Employee Stock Plan to the Named Executives and held by them at March 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                      NUMBER OF                    UNDERLYING UNEXERCISED            IN-THE-MONEY
                                       SHARES                        OPTIONS AT FY-END          OPTIONS AT FY-END (2)
                                     ACQUIRED ON    VALUE (1)   ----------------------------  --------------------------
NAME                                  EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----------------------------------  -------------  -----------  -----------  ---------------  -----------  -------------
Robert A. Kotick..................       --            --          167,821         85,000      $ 843,104    $   453,460
Howard E. Marks...................       --            --          124,221         54,600      $ 573,764    $   267,900
Brian G. Kelly....................       --            --          154,221         74,600      $ 783,764    $   407,900
Barry J. Plaga....................       10,000     $  42,360       35,795         21,000      $ 223,559    $    36,000

------------------------

(1) Market value on the date of exercise, less option exercise price.

(2) Upon the exercise of an option, an individual does not receive a cash payment equal to the amount contained in the column "Value of Unexercised In-the-Money Options at FY-End." No cash is realized until the shares received upon the exercise of an option are sold. The amounts contained in such column reflect the increase in the price of the Common Stock from the option award date to March 31, 1997, in each case multiplied by the number of shares covered by the option. These increases ($5.02/$5.33 for Mr. Kotick, $4.62/$4.91 for Mr. Marks, $5.08/$5.47 for Mr. Kelly and $6.25/$1.71
    for Mr. Plaga) are based on the reported last sale price of the Common Stock on March 31, 1997 ($11.25 per share) as compared to the exercise price of the options.

INDEBTEDNESS OF MANAGEMENT

    In December 1994, the Company provided a loan to Mr. Kotick in the amount of $44,000 to fund the state and local tax liabilities incurred by Mr. Kotick as a result of distributions made to him by ICT of shares of the Common Stock. Such loan bore interest at a rate of 8.5% per annum and was evidenced by a promissory note (the "First Note") with a maturity date of April 30, 1995. In April 1995, the Company extended the maturity date of all payments due under the First Note and provided an additional loan to Mr. Kotick in the amount of $100,000 to assist in his payment of Federal income taxes. As evidence of such extension and the making of the additional $100,000 loan, the First Note was canceled and Mr. Kotick issued two new promissory notes in favor of the Company, one with a principal balance of $100,000 and the other with a principal balance of $49,319.39. Each of such promissory notes bore interest at 9.0% per annum, had a maturity date of April 28, 1996, which was subsequently extended, and was to be secured by certain shares of Common Stock owned by Mr. Kotick as well as his primary residence. Such promissory notes were repaid in full by Mr. Kotick in May 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    The members of the Company's Compensation Committee for fiscal 1997 were Barbara Isgur and Steven Mayer. Both members are non-employee Directors of the Company and neither has any direct or indirect material interest in or relationship with the Company outside of his or her position as a Director. To the Company's knowledge, there were no other interrelationships involving members of the Compensation Committee or other Directors of the Company requiring disclosure.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    Although all final decisions regarding compensation of senior executive officers, other than those relating to grants of awards under the Employee Stock Plan, which are made by the Compensation Committee, are made by the Board, the Board takes into consideration the recommendations of its Compensation Committee in making such decisions. The Compensation Committee is responsible for conducting annual reviews of the compensation package provided to the Company's Chief Executive Officer and all other Executive Officers of the Company, as well as the general compensation policies of the Company. Such annual review includes a comparison of the Company's executive compensation, corporate performance, growth, share appreciation and total return to the Stockholders with that of similar companies, and a comparison of actual comparable performance with internal targets and plans. In addition, the Compensation Committee in preparing its recommendations to the Board with respect to executive compensation will generally take into account and give substantial weight to the Chief Executive Officer's recommendations relating to compensation to be paid to Executive Officers other than himself. The Compensation Committee's objective is to provide compensation that is fair and equitable to both the employee and the Company and that provides appropriate incentives to the employee. Consideration is given to the employee's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and their resultant combined value to the Company's long-term performance and growth.

    The Company's Executive Officer compensation program, administered by the Compensation Committee of the Board of Directors, is based upon the following guiding principles:

        1. Competitive pay and benefits that allow the Company to attract and retain people with the skills critical to the long-term success of the Company.

        2. Motivate and reward individual and team performance in attaining business objectives and maximizing Stockholder value.

        3. Emphasize the granting of equity-based awards over cash compensation so as to align the interests of Executives Officers with those of the Stockholders.

    The key elements of the Company's executive compensation package consist of base salary, annual bonus, stock options and restricted stock. The Company's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and will continue to review the full compensation package provided by the Company to the individual, including severance, pension, insurance and other benefits.

    BASE SALARIES. An Executive Officer's base salary is determined by evaluating the responsibilities of the position held, the individual's experience and the competitive marketplace for executive talent. The base salary, taken in the context of the executive's entire compensation package, is intended to be competitive with base salaries paid to Executive Officers with comparable qualifications, experience and responsibilities at other similar companies.

    ANNUAL BONUSES. In addition to a base salary, each Executive Officer is eligible for an annual cash bonus. The Compensation Committee will, in determining the amount of annual cash bonuses, if any, to be paid to Executive Officers, review the performance of the Company and, if appropriate, the Common Stock during the fiscal year then ended, and non-financial performance measures such as the respective executive's performance, effort and role in promoting the long-term growth of the Company, as well as such other matters as the Compensation Committee may deem appropriate. Financial factors include, among other things, revenue growth of the Company and profitability of the Company and its individual business units. The Compensation Committee will consider the grant of restricted stock or stock options in lieu of cash bonuses.

    STOCK OPTIONS AND RESTRICTED STOCK. The purpose of long-term awards, currently in the form of stock options and grants of restricted stock, is to align the interests of the Executive Officers with the interests of the Stockholders. Additionally, long-term awards offer Executive Officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. The Compensation Committee favors the granting of equity-based awards over cash compensation for such reasons and also believes that the granting of stock options and restricted stock better motivates Executive Officers to exert their best efforts on behalf of the Company and the

Stockholders. In determining annual stock option grants, the Compensation Committee bases its decision on the individual's performance and potential to improve Stockholder value. In fiscal 1997, the Compensation Committee made stock option grants to each of the Company's Executive Officers. The amount of share options granted ranged from 40,000 to 63,000 and the exercise prices thereof ranged from $10.20 to $13.00 per share.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. With respect to the base salary paid to Mr. Kotick, the Company's Chief Executive Officer, in the fiscal year ended March 31, 1997, the Compensation Committee conducted an informal survey of the base salaries of Chief Executive Officers of several other computer software companies similar to the Company and the qualifications, experience and responsibilities of such Chief Executive Officers. As a result of such comparison, Mr. Kotick's annual base salary was increased from $192,000 to $225,000 effective April 1, 1997. In addition, in fiscal 1997, the Compensation Committee granted to Mr. Kotick options to purchase an aggregate of 62,821 shares of the Common Stock at a weighted average exercise price of $12.02.

    FEDERAL TAX IMPLICATIONS FOR EXECUTIVE COMPENSATION. It is the responsibility of the Compensation Committee of the Board to address the issues raised by the recent change in Federal tax law which makes certain non-performance-based compensation to executives of public companies, including the Company, in excess of $1,000,000 non-deductible beginning in 1994. In this regard, the Compensation Committee is obligated to determine whether any actions with respect to this new limit need to be taken by the Company. At the present time, it is not anticipated that any Executive Officer of the Company will receive any compensation in excess of this amount.

                                          COMPENSATION COMMITTEE

                                          Barbara S. Isgur
                                          Steven T. Mayer

                                   PROPOSAL 2

                    APPROVAL OF AN INCREASE IN THE AGGREGATE
                   NUMBER OF SHARES OF COMMON STOCK RESERVED
               FOR ISSUANCE UNDER THE EMPLOYEE STOCK OPTION PLAN

    The Company's Employee Stock Plan was approved by the Stockholders of the Company on February 28, 1992 and automatically terminates on November 26, 2001. On June 24, 1992, the Board, in order to comply with securities laws of California, adopted an amendment to the Employee Stock Plan, which amendment did not require the prior approval of the Stockholders. On each of December 15, 1992, January 27, 1995, September 19, 1995 and August 1, 1996, the Stockholders approved an amendment to the Employee Stock Plan proposed by the Board increasing the aggregate number of shares of Common Stock reserved for issuance under the Employee Stock Plan and, in the case of one amendment, expanding the scope of eligible participants.

    Pursuant to the terms of the Employee Stock Plan, individuals whose judgment, initiative and efforts are responsible for the success of the Company may be granted options, stock appreciation rights, restricted stock, deferred stock or other stock-based awards relating to the Common Stock. The total number of shares of the Common Stock authorized for award under the Employee Stock Plan is 6,066,667. As of July 29, 1997, there are outstanding options to purchase 5,204,347 shares of the Company's Common Stock, 2,659,082 of which options are currently vested and exercisable. As a matter of general Company policy, options under the Employee Stock Plan are typically granted at exercise prices equal to or greater than the market value of the Common Stock on the date of grant.

    In June 1995, the Compensation Committee adopted compensation guidelines to be used in fiscal 1996, pursuant to which the non-executive management of the Company would be entitled to receive incentive compensation consisting of, among other things, stock options and/or shares of restricted Common Stock so long as the Company achieved certain increases in the Company's earnings for the fiscal year. Similar programs have been adopted for the 1997 and 1998 fiscal years. In order to ensure that the Company will have a sufficient number of shares of restricted Common Stock which could be awarded to the employees pursuant to such guidelines, and in order to have sufficient shares available to make continuing option grants to new and existing employees, it is the Board's belief that an increase in the number of shares available for distribution under the Employee Stock Plan is necessary.

    The Board is, therefore, requesting approval by the Stockholders of an amendment to the Employee Stock Plan providing for an increase by 1,500,000 shares of Common Stock in the maximum number of shares that may be issued pursuant to award grants made under the terms of the Employee Stock Plan, raising the total number of shares of Common Stock reserved for issuance thereunder to 7,566,667 shares. Since the inception of the Employee Stock Plan through July 28, 1997, 583,786 stock options have been exercised and 137,500 shares of restricted stock have been granted. After the increase, 6,845,381 shares of Common Stock will be issued or available for issuance under the Employee Stock Plan, constituting 32.4% of the total shares of Common Stock outstanding on a fully diluted basis, assuming the granting of awards for all of the Common Stock available for issuance under the Employee Stock Plan and the issuance of such Common Stock upon the exercise thereof and assuming that all options, rights and warrants for Common Stock currently outstanding are exercised.

                   THE BOARD RECOMMENDS THAT YOU VOTE FOR THE
                 PROPOSED AMENDMENT TO THE EMPLOYEE STOCK PLAN

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during the fiscal year ended March 31, 1997, all filing requirements pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to the Company's officers, Directors and greater than 10% beneficial owners were complied with, except that Mr. Brown failed to file Form 3 on a timely basis and Mr. Marks and Mr. Plaga each failed to file one Form 4 on a timely basis with respect to one transaction.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick, LLP were the Company's independent public accountants for the fiscal year ended March 31, 1997. Coopers & Lybrand, LLP were the Company's independent public accountants for the fiscal year ended March 31, 1996 and for more than five years prior to fiscal 1996. Representatives of KPMG Peat Marwick, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    Proposals of Stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 1998 must be received by the Company at its principal executive offices no later than April 20, 1998 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                        FINANCIAL AND OTHER INFORMATION

    The Company's Annual Report for the fiscal year ended March 31, 1997, including financial statements, accompanies this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.

                            EXPENSES OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Stock held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mail, proxies may be solicited by Directors, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with Stockholders or their personal representatives.

                                 OTHER MATTERS

    The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy Card intend to vote the proxies received by them in accordance with their best judgment with respect to all such matters.

    STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXY CARDS WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                                          By Order of the Board of Directors,

                                          Brian G. Kelly

                                          SECRETARY

                                ACTIVISION, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

    The undersigned stockholder of Activision, Inc., a Delaware corporation (the "Company"), hereby appoints Robert A. Kotick and Brian G. Kelly and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, September 24, 1997 at the Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California 90401, and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and Annual Report.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

1. The election of the following persons as Directors of the Company to serve for the respective terms as set forth in the accompanying Proxy Statement.

             HAROLD A. BROWN                / /  FOR such nominee    / /  WITHHELD as to such nominee
             BARBARA S. ISGUR               / /  FOR such nominee    / /  WITHHELD as to such nominee
             BRIAN G. KELLY                 / /  FOR such nominee    / /  WITHHELD as to such nominee
             ROBERT A. KOTICK               / /  FOR such nominee    / /  WITHHELD as to such nominee
             STEVEN T. MAYER                / /  FOR such nominee    / /  WITHHELD as to such nominee
             ROBERT J. MORGADO              / /  FOR such nominee    / /  WITHHELD as to such nominee

2.  The adoption of an amendment to the Company's 1991 Stock Option and       / / FOR      / / AGAINST      / / ABSTAIN
    Stock Award Plan to increase the number of shares of the Company's
    Common Stock reserved for issuance thereunder.
3.  To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.

                                           / / MARK HERE IF YOU PLAN TO ATTEND
                                               THE MEETING

                                           Please sign exactly as name appears
                                           hereon and date. If the shares are
                                           held jointly, each holder should
                                           sign. When signing as an attorney,
                                           executor, administrator, trustee,
                                           guardian or as an officer signing for
                                           a corporation, please give full title
                                           under signature.
                                           Dated ________________________ , 1997
                                           _____________________________________
                                                         Signature
                                           _____________________________________
                                                Signature, if held jointly

                                           Votes must be indicated by filling in
                                           (x) in black or blue ink.

   SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE